SUB ITEM 77Q1. Exhibits

77Q1(a) Copies of any material amendments to the registrant s charter or by-laws:

(1)	(i) A copy of the Registrant s Amended and Restated Declaration of Trust is incorporated by reference as filed

	as	Exhibit (a)(1) via EDGAR in Post-Effective Amendment Number 123 on April 29, 2016, accession number

0001193125-16-569516.

	(ii)	A copy of the Amended Schedule A to the Registrant s Amended and Restated Declaration of Trust is filed herewith.

(2)	A copy of the Registrant's Amended and Restated By-Laws is incorporated by reference as filed as Exhibit (b)

	via	EDGAR in Post-Effective Amendment Number 123 on April 29, 2016, accession number 0001193125-16-

569516.

77Q1(m) Copies of any mergers or consolidation agreements:

(1)	A copy of the Agreement and Plan of Reorganization for the January 22, 2016 mergers of the (1) Forward Multi-Strategy Fund and the Forward Growth & Income Allocation Fund with and into the Salient Adaptive Balanced Fund, and (2) Forward Balanced Allocation Fund with and into the Salient Adaptive Income Fund, is filed herewith.